UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 10, 2006 (Date of earliest event reported)
Aradigm Corporation (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	0-28402 (Commission File Number)	94-3133088 (IRS Employer Identification Number)

3929 Point Eden Way (Address of principal executive offices)		94545 (Zip Code)
510-265-9000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2006, Aradigm ("the Company") entered into an "at will" employment agreement with Igor Gonda, Ph.D. for Dr. Gonda to be employed as the President and Chief Executive Officer of Aradigm commencing on August 10, 2006. Dr. Gonda will also continue serve on the Board of Directors of Aradigm, subject to his periodic election by the shareholders. A copy of the press release is attached hereto as Exhibit 99.1.

Dr. Gonda will receive a salary of $320,000 per year, subject to annual review and adjustment and a $100,000 signing bonus. Dr. Gonda will be eligible to receive a discretionary cash bonus (as a participant in Aradigm's existing cash performance bonus program) based upon his performance, as determined by the Board of Directors, for up to $160,000 - 50% awarded for meeting personal objectives and 50% tied to company performance. He will also receive customary fringe benefits (such as vacation, health insurance coverage, death or disability insurance and 401(k) retirement contributions) and will be entitled to reimbursement of "Relocation Costs" (as defined in the agreement), which will not exceed $75,000 without the prior approval of Aradigm.

Dr. Gonda is entitled to incentive compensation as determined by Aradigm's Board of Directors under the 2005 Equity Incentive Plan. He has been granted an initial stock option to purchase 500,000 shares (with an exercise price of $1.87, the fair market value on August 10, 2006, which is the date of grant) of which 25% are to vest on the first anniversary and the remaining 75% to vest monthly over the following three years. Dr. Gonda is entitled to a one-time stock option bonus of 100,000 shares based upon the achievement of performance objectives set by the Board. The value of this grant is not to exceed one million dollars and therefore if the price of the Company's Common Stock exceeds $10.00 (ten dollars) per share this award will be adjusted.

In the event of his termination, he may be entitled to severance benefits under the Company's existing Executive Officer Severance Benefit Plan or under the Company's standard Change of Control Agreement adopted in October 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of August 10, 2006, Aradigm's current Chief Executive Officer, V. Bryan Lawlis, Jr. Ph.D., relinquished his posts as President and Chief Executive Officer, and his seat on the Company's Board thus terminating his employment arrangement with the Company. Dr. Lawlis is eligible to receive the regular Aradigm employee severance package.

The contents of Item 1.01 are incorporated by reference into this Item 5.02.

The material terms of Dr. Gonda's employment agreement are discussed in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Aradigm Corporation dated August 10, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2006	ARADIGM CORPORATION By: /s/ Thomas C. Chesterman Thomas C. Chesterman SVP and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Aradigm Corporation dated August 10, 2006